Exhibit 99.1

FOR IMMEDIATE RELEASE	February 25, 2014
Media Contact: Joseph Barrios, (520) 884-3725	Page 1 of 8
Financial Analyst Contact: Chris Norman, (520) 884-3649
UNS ENERGY REPORTS 2013 EARNINGS, DECLARES DIVIDEND

•	UNS Energy’s net income for 2013 was $127 million, or $3.04 per diluted share of common stock, compared with net income of $91 million, or $2.20 per diluted share in 2012.

•
UNS Energy’s primary subsidiary, Tucson Electric Power Company (TEP), reported net income of $101 million million in 2013 compared with net income of $65 million in 2012. The improvement is primarily due to the non-fuel base rate increase at TEP effective on July 1, 2013, as well as a decrease in capital lease interest expense, partially offset by higher generating plant maintenance expense and expenses related to UNS Energy's pending merger with Fortis Inc. (Fortis).

•
UNS Energy's 2013 net income also includes: an $11.0 million reduction to income tax expense related to a regulatory asset that was recorded during the second quarter for deferred tax expenses that will be recovered in future periods; and a $3.0 million pre-tax ($1.8 million after-tax) charge to fuel expense related to a credit to retail customers that was approved in TEP's recently completed rate case. Results in 2012 include a $1.8 million pre-tax loss ($1.1 million after-tax) related to an unplanned outage at a power plant that TEP operates on behalf of another party.

•	UNS Energy's Board of Directors declared a first quarter 2014 dividend for common shareholders of 48 cents per share.

Tucson, Ariz. – UNS Energy Corporation (NYSE: UNS) today reported 2013 net income of $127 million, or $3.04 per diluted share of common stock, compared with net income of $91 million, or $2.20 per diluted share in 2012.

"I am very proud of the company's accomplishments during 2013," said Paul Bonavia, UNS Energy's Chairman and Chief Executive Officer. "We reached several significant milestones while achieving financial results that were consistent with our expectations."

Bonavia continued, "In 2013, we implemented a new rate structure at TEP with adjustor mechanisms designed to smooth out future customer bill impacts. We also executed two key phases of our integrated resource strategy with the expected addition of a modern, natural gas-fired generating facility, while blending down the future amount of coal-based resources in TEP's generating portfolio. And late last year, our Board of Directors unanimously approved a merger agreement that, if finalized, will provide our company with new financial strength, ensuring our ability to maintain safe, reliable and affordable service for our utility customers."

As previously disclosed, on December 11, 2013, UNS Energy's Board of Directors approved a definitive merger agreement with Fortis, Inc. (Fortis), Canada's largest investor-owned gas and electric distribution utility.

"Fortis shares our deep commitment to customer service and community support. They have pledged to maintain or expand our charitable giving, philanthropic partnerships and low-income assistance programs," said David Hutchens, UNS Energy's President and Chief Operating Officer.

The merger agreement calls for Fortis to acquire all of the outstanding common stock of UNS Energy for $60.25 per share in cash. The transaction is subject to the approval of regulators, including the Arizona Corporation

Commission (ACC) and Federal Energy Regulatory Commission; the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and the satisfaction of customary closing conditions. UNS Energy shareholders will vote on the proposed merger at a special meeting scheduled for March 26, 2014. UNS Energy anticipates the transaction will be finalized by the end of 2014.

Tucson Electric Power

Retail kWh Sales and Revenues
TEP’s retail kWh sales increased by 0.2 percent in 2013, due in part to a 4.8 percent increase in cooling degree days when compared with 2012. The implementation of new base rates on July 1, 2013 as well as higher sales volumes, led to a $41 million, or 7.7 percent, increase in TEP’s retail margin revenues compared with 2012.

Other Expenses
TEP’s Base Operations and Maintenance (Base O&M) expense was $246 million on in 2013 compared with $234 million in 2012. The increase was due in part to scheduled and unscheduled maintenance at generating plants operated by TEP and others, as well as $6 million of expenses related to the proposed merger transaction. Base O&M excludes costs directly offset by customer surcharges and third-party reimbursements.
TEP's total interest expense declined by $9 million in 2013 primarily due to the reduction in the balance of capital lease obligations compared with the same period last year.
Other Factors
TEP's 2013 results include: an $11.0 million reduction to income tax expense related to a regulatory asset that was recorded during the second quarter for deferred tax expenses that will be recovered in future periods; and a $3.0 million pre-tax ($1.8 million after-tax) charge to fuel expense related to a credit to retail customers that was approved in TEP's recently completed rate case. Results in 2012 include a $1.8 million pre-tax loss ($1.1 million after-tax) related to an unplanned outage at a power plant that TEP operates on behalf of another party.
UNS Electric
UNS Electric reported net income of $12 million in 2013 compared with $17 million in 2012. The decrease in net income was due in part to the loss of an industrial customer and lower mining kWh sales.
UNS Gas
UNS Gas reported net income of $11 million in 2013 compared with $9 million in 2012. The increase in net income is due to a non-fuel base rate increase that was effective in May 2012 and colder weather in 2013 than in 2012.

Common Stock Dividend
UNS Energy's Board of Directors declared a first quarter dividend of 48 cents per share. The dividend will be paid on March 25, 2014, to common shareholders of record as of March 13, 2014.

The declaration of dividend payments is at the board's sole discretion and is subject to numerous factors that ordinarily affect dividend policy, including the results of UNS Energy's operations and its financial position as well as general economic and business conditions.

Net Income and Earnings Per Share Summary

	4th Quarter		YTD December 31,
Net Income (Loss)	2013	2012	2013	2012
	Millions of Dollars
Tucson Electric Power	$4.9	$0.5	$101.3	$65.5
UNS Electric	0.9	3.2	12.2	16.9
UNS Gas	4.5	4.1	10.9	9.1
Other(1)	3.2	(0.3)	3.1	(0.6)
Net Income	$13.5	$7.5	$127.5	$90.9
Avg. Basic Shares Outstanding (millions)	41.7	41.5	41.6	40.4
Avg. Diluted Shares Outstanding (millions)	42.1	41.9	42.0	41.8

	4th Quarter		YTD December 31,
Earnings (Loss) Per UNS Energy Share	2013	2012	2013	2012
Tucson Electric Power	$0.12	$0.01	$2.44	$1.62
UNS Electric	0.02	0.08	0.29	0.42
UNS Gas	0.11	0.10	0.26	0.23
Other(1)	0.07	(0.01)	0.07	(0.02)
Net Income per Basic Share	$0.32	$0.18	$3.06	$2.25
Net Income per Diluted Share	$0.32	$0.18	$3.04	$2.20

(1)	Includes UNS Energy on a stand-alone basis and results from Millennium Energy Holdings, Inc. and UniSource Energy Development, wholly owned subsidiaries of UNS Energy.
UNS Energy believes the presentation of TEP, UNS Electric and UNS Gas net income or loss on a per basic UNS Energy share basis (which are non-GAAP financial measures) provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UNS Energy's reported earnings or losses.
Seasonality of Earnings
The net income and results of operations of TEP as well as of UNS Electric and UNS Gas – operating subsidiaries of UniSource Energy Services – are seasonal in nature. TEP and UNS Electric typically record the majority of their net income during the second and third quarters when hot weather contributes to higher energy consumption. TEP’s retail rates, which include higher charges for higher levels of energy use, also shift a larger share of the company’s earnings into those periods.
Energy demand from UNS Gas customers typically peaks during the winter. Accordingly, UNS Gas typically records the majority of its net income during the first and fourth quarters.

About UNS Energy
UNS Energy is a Tucson, Arizona-based company with consolidated assets of approximately $4 billion. TEP serves approximately 413,000 customers in southern Arizona. UES provides natural gas and electric service for approximately 243,000 customers in northern and southern Arizona. UNS Energy shares are listed on the New York Stock Exchange and trade under the symbol UNS. To learn more, visit uns.com.

Forward Looking Statements
Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to UNS Energy Corporation’s and its subsidiaries’ future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the Fortis acquisition, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the Fortis transaction will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the Fortis transaction on the timing and terms thereof; state and federal regulatory and legislative decisions and actions; regional economic and market conditions which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of our pension and other retiree benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; the ongoing restructuring of the electric industry; changes to long-term contracts; the cost of fuel and power supplies; cyber attacks or challenges to our information security; and the performance of TEP's generating plants; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. UNS Energy Corporation and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

UNS Energy Corporation
Comparative Consolidated Statements of Income

	Three Months Ended
(in thousands of dollars, except per share amounts)	December 31,		Increase / (Decrease)
(UNAUDITED)	2013	2012	Amount	Percent
Operating Revenues
Electric Retail Sales	$234,245	$236,304	$(2,059)	(0.9)
Electric Wholesale Sales	42,578	36,946	5,632	15.2
Gas Retail Sales	39,047	37,512	1,535	4.1
Other Revenues	34,291	37,512	(3,221)	(8.6)
Total Operating Revenues	350,161	348,274	1,887	0.5
Operating Expenses
Fuel	79,030	81,899	(2,869)	(3.5)
Purchased Energy	63,148	59,618	3,530	5.9
Transmission and Other PPFAC Recoverable Costs	7,243	3,802	3,441	90.5
Increase (Decrease) to Reflect PPFAC/PGA Recovery Treatment	(9,498)	2,516	(12,014)	(477.5)
Total Fuel and Purchased Energy	139,923	147,835	(7,912)	(5.4)
Operations and Maintenance	111,454	100,102	11,352	11.3
Depreciation	38,440	35,984	2,456	6.8
Amortization	5,957	8,939	(2,982)	(33.4)
Taxes Other Than Income Taxes	13,354	12,495	859	6.9
Total Operating Expenses	309,128	305,355	3,773	1.2
Operating Income	41,033	42,919	(1,886)	(4.4)
Other Income (Deductions)
Interest Income	503	125	378	302.4
Other Income	2,334	1,074	1,260	117.3
Other Expense	(1,645)	(6,217)	4,572	(73.5)
Appreciation (Depreciation) in Fair Value of Investments	969	271	698	257.6
Total Other Income (Deductions)	2,161	(4,747)	6,908	(145.5)
Interest Expense
Long-Term Debt	17,646	18,098	(452)	(2.5)
Capital Leases	6,319	8,507	(2,188)	(25.7)
Other Interest Expense	355	271	84	31.0
Interest Capitalized	(1,131)	(507)	(624)	123.1
Total Interest Expense	23,189	26,369	(3,180)	(12.1)
Income Before Income Taxes	20,005	11,803	8,202	69.5
Income Tax Expense	6,480	4,298	2,182	50.8
Net Income	13,525	7,505	6,020	80.2
Weighted-Average Shares of Common Stock Outstanding (000)
Basic	41,684	41,500	184	0.4
Diluted	42,077	41,867	210	0.5
Earnings Per Share
Basic	$0.32	$0.18	$0.14	77.8
Diluted	$0.32	$0.18	$0.14	77.8
Dividends Declared Per Share	$0.435	$0.43	$0.005	1.2

UNS Energy Corporation
Comparative Consolidated Statements of Income

(in thousands of dollars, except per share amounts)	Year Ended December 31,		Increase / (Decrease)
(UNAUDITED)	2013	2012	Amount	Percent
Operating Revenues
Electric Retail Sales	$1,102,769	$1,087,279	$15,490	1.4
Electric Wholesale Sales	135,160	125,414	9,746	7.8
Gas Retail Sales	125,478	123,133	2,345	1.9
Other Revenues	121,153	125,940	(4,787)	(3.8)
Total Operating Revenues	1,484,560	1,461,766	22,794	1.6
Operating Expenses
Fuel	332,279	327,832	4,447	1.4
Purchased Energy	252,532	224,696	27,836	12.4
Transmission and Other PPFAC Recoverable Costs	23,012	14,540	8,472	58.3
Increase (Decrease) to Reflect PPFAC/PGA Recovery Treatment	(16,313)	32,246	(48,559)	(150.6)
Total Fuel and Purchased Energy	591,510	599,314	(7,804)	(1.3)
Operations and Maintenance	389,699	383,689	6,010	1.6
Depreciation	149,615	141,303	8,312	5.9
Amortization	27,557	35,784	(8,227)	(23.0)
Taxes Other Than Income Taxes	54,683	49,881	4,802	9.6
Total Operating Expenses	1,213,064	1,209,971	3,093	0.3
Operating Income	271,496	251,795	19,701	7.8
Other Income (Deductions)
Interest Income	534	1,106	(572)	(51.7)
Other Income	7,880	4,928	2,952	59.9
Other Expense	(3,463)	(7,723)	4,260	(55.2)
Appreciation in Fair Value of Investments	2,833	1,892	941	49.7
Total Other Income (Deductions)	7,784	203	7,581	3,734.5
Interest Expense
Long-Term Debt	71,180	71,909	(729)	(1.0)
Capital Leases	25,140	33,613	(8,473)	(25.2)
Other Interest Expense	538	1,983	(1,445)	(72.9)
Interest Capitalized	(3,483)	(2,153)	(1,330)	61.8
Total Interest Expense	93,375	105,352	(11,977)	(11.4)
Income Before Income Taxes	185,905	146,646	39,259	26.8
Income Tax Expense	58,427	55,727	2,700	4.8
Net Income	$127,478	$90,919	$36,559	40.2
Weighted-Average Shares of Common Stock Outstanding (000)
Basic	41,618	40,362	1,256	3.1
Diluted	41,975	41,755	220	0.5
Earnings Per Share
Basic	$3.06	$2.25	$0.81	36.0
Diluted	$3.04	$2.20	$0.84	38.2
Dividends Declared Per Share	$1.74	$1.72	$0.02	1.2

Tucson Electric Power Company
Comparative Consolidated Statements of Income

	Three Months Ended
(in thousands of dollars, except per share amounts)	December 31,		Increase / (Decrease)
(UNAUDITED)	2013	2012	Amount	Percent
Operating Revenues
Electric Retail Sales	$195,210	$198,886	$(3,676)	(1.8)
Electric Wholesale Sales	41,997	33,706	8,291	24.6
Other Revenues	36,230	38,761	(2,531)	(6.5)
Total Operating Revenues	273,437	271,353	2,084	0.8
Operating Expenses
Fuel	78,488	80,971	(2,483)	(3.1)
Purchased Power	22,636	18,073	4,563	25.2
Transmission and Other PPFAC Recoverable Costs	4,697	1,445	3,252	225.1
Increase (Decrease) to Reflect PPFAC Recovery Treatment	(7,379)	5,962	(13,341)	(223.8)
Total Fuel and Purchased Energy	98,442	106,451	(8,009)	(7.5)
Operations and Maintenance	96,151	86,462	9,689	11.2
Depreciation	30,347	28,274	2,073	7.3
Amortization	6,902	9,872	(2,970)	(30.1)
Taxes Other Than Income Taxes	10,581	9,998	583	5.8
Total Operating Expenses	242,423	241,057	1,366	0.6
Operating Income	31,014	30,296	718	2.4
Other Income (Deductions)
Interest Income	106	39	67	171.8
Other Income	1,866	912	954	104.6
Other Expense	(3,221)	(8,689)	5,468	(62.9)
Appreciation (Depreciation) in Fair Value of Investments	969	271	698	257.6
Total Other Income (Deductions)	(280)	(7,467)	7,187	(96.3)
Interest Expense
Long-Term Debt	13,966	14,476	(510)	(3.5)
Capital Leases	6,319	8,507	(2,188)	(25.7)
Other Interest Expense	173	108	65	60.2
Interest Capitalized	(883)	(400)	(483)	120.8
Total Interest Expense	19,575	22,691	(3,116)	(13.7)
Income Before Income Taxes	11,159	138	11,021	7,986.2
Income Tax Expense (Benefit)	6,249	(314)	6,563	(2,090.1)
Net Income (Loss)	4,910	452	4,458	986.3

Tucson Electric Power Company
Comparative Consolidated Statements of Income

(in thousands of dollars, except per share amounts)	Year Ended December 31,		Increase / (Decrease)
(UNAUDITED)	2013	2012	Amount	Percent
Operating Revenues
Electric Retail Sales	$934,357	$915,879	$18,478	2.0
Electric Wholesale Sales	132,500	111,194	21,306	19.2
Other Revenues	129,833	134,587	(4,754)	(3.5)
Total Operating Revenues	1,196,690	1,161,660	35,030	3.0
Operating Expenses
Fuel	325,903	318,901	7,002	2.2
Purchased Power	112,452	80,137	32,315	40.3
Transmission and Other PPFAC Recoverable Costs	12,233	5,722	6,511	113.8
Increase (Decrease) to Reflect PPFAC Recovery Treatment	(12,458)	31,113	(43,571)	(140.0)
Total Fuel and Purchased Energy	438,130	435,873	2,257	0.5
Operations and Maintenance	335,321	334,553	768	0.2
Depreciation	118,076	110,931	7,145	6.4
Amortization	31,294	39,493	(8,199)	(20.8)
Taxes Other Than Income Taxes	43,498	40,323	3,175	7.9
Total Operating Expenses	966,319	961,173	5,146	0.5
Operating Income	230,371	200,487	29,884	14.9
Other Income (Deductions)
Interest Income	120	136	(16)	(11.8)
Other Income	5,770	3,953	1,817	46.0
Other Expense	(10,715)	(13,574)	2,859	(21.1)
Appreciation (Depreciation) in Fair Value of Investments	2,833	1,892	941	49.7
Total Other Income (Deductions)	(1,992)	(7,593)	5,601	(73.8)
Interest Expense
Long-Term Debt	56,378	55,038	1,340	2.4
Capital Leases	25,140	33,613	(8,473)	(25.2)
Other Interest Expense	87	1,446	(1,359)	(94.0)
Interest Capitalized	(2,554)	(1,782)	(772)	43.3
Total Interest Expense	79,051	88,315	(9,264)	(10.5)
Income Before Income Taxes	149,328	104,579	44,749	42.8
Income Tax Expense (Benefit)	47,986	39,109	8,877	22.7
Net Income (Loss)	$101,342	$65,470	$35,872	54.8